Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (this “Agreement”) is effective as of January 9, 2023 (the “Effective Date”) BY AND AMONG:

THE SELLER: CENTRAL AMERICA GREEN INC., a Belize City International Business Company, Registered under the International Business Companies Registry number 61.608, represented by EDUARDO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0658-0080.

THE PURCHASER: CRYPTORICA, LLC, a Delaware Limited Liability Company, represented by GARY CONE EVANS, with U.S. passport number 546086510.

THE COMPANY: TORO ENERGÍA SOCIEDAD ANONIMA, a Costa Rican corporation with ID number: 3-101-676076, represented jointly by EDUARDO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0658-0080 and ROBERTO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0626-0257

POAS: POAS ENERGÍA SOCIEDAD ANONIMA, a Costa Rican corporation with ID number: 3-101-017680, an affiliate of Seller, and represented jointly by EDUARDO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0658-0080 and ROBERTO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0626-0257

RECITALS:

WHEREAS, on June 7, 2022, Seller and Purchaser agreed upon a Letter of Intent in which, for a valuation of US$2,750,000.00, less existing bank indebtedness held in the Company, Purchaser will acquire 80% of the equity ownership interest of the Company;

WHEREAS, Seller owns 100% of the issued and outstanding equity interest of the Company (the “Shares”);

WHEREAS, The Seller wishes to sell 80% of the Shares to Purchaser (the “Purchased Shares”), and Purchaser wishes to buy the Purchased Shares from Seller, all pursuant to the terms of this Agreement;

WHEREAS, the Company, is the indirect owner of the real estate registered in the Real Estate Property Registry, Alajuela Section, with the inscription numbers 2-296780-000 and 2-296779-000, located in Toro Amarillo, 12th County (Sarchí) of the Province of Alajuela, of which the title report and Official Survey are attached to this Agreement as Exhibit A (collectively, the “Property”);

WHEREAS, the Property contains a Hydroelectric plant and Bitcoin Hosting and mining operating business as well as the dam/plant generating facilities, and has been issued Permits (as defined below) to conduct such activities by the local authorities (the “Business”);

WHEREAS, the Property was deposited in a Warranty Trust, administrated by S&R TRUSTEE COMPANY SRL, a Costa Rican limited liability company with ID number 3-102-574288 (the “Trust”), in connection with a loan extended to the Company by Banco Promerica (the “Bank Loan”), and the Property will be released back to the Company after the Bank Loan has been fully satisfied;

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WHEREAS, simultaneously with the Closing (as defined below), the Company and Poas will cause the Bank Loan to be assumed by Poas, which will result in (i) the Company being fully released from all obligations related to the Bank Loan, (ii) the termination of all documents to which the Company is a party that secures the Bank Loan, and (iii) the Property being released from the Trust so that the Company owns good and indefeasible title thereto (all actions described in this paragraph are collectively referred to as the “Bank Loan Assumption”);

WHEREAS, in consideration for Poas assuming the Bank Loan and the Bank Loan Assumption, the Company will enter into a new loan with Poas, in the original principal amount of US$985,000.00, for a term of 10 years, and at a 9.5% per annum variable interest rate (against the prime rate) with straight line amortization (including all documents evidencing such loan and securing payment thereof, including, but not limited to, the Guaranty Trust, the “New Loan”), and other terms mutually agreeable to all parties thereto and to Purchaser;

WHEREAS, the Company has agreed to secure the New Loan with the Property by transferring to a new Guaranty Trust, administered by S&R TRUSTEE COMPANY LTDA, a Costa Rican limited liability company with corporate ID number 3-102-574298 (the “Guaranty Trust”); and

WHEREAS, Purchaser’s Equipment (as defined below) and all of Purchaser’s personal property shall not be used as collateral for any purpose, including, but not limited to, the New Loan;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller sells to Purchaser and Purchaser buys from Seller the Purchased Shares, according to the following terms and conditions:

1. Closing Date: The initial closing for the transfer of the Purchased Shares and consideration thereof shall take place on or before January 9, 2023 (the “Initial Closing Date”) in Panama City, Panama. Thereafter, the Parties shall return to San José, Costa Rica to complete the transactions contemplated for the New Loan on or before January 10, 2023 (the “Second Closing Date,” and together with the Initial Closing Date, the “Closing”), or such other place and time the parties hereto mutually agree to.

2. Purchase Price: The purchase price for the Purchased Shares shall be US$1,412,000.00 (the “Purchase Price”).

3. Closing Costs: All closing expenses and fees related to this Agreement and to the closing public writ will be paid by Purchaser, in the amount not to exceed US$15,000.00 (“Legal Expenses”), to Antonio Maklouf, bearer of Costa Rican ID number 1-0580-0363 (“Antonio”). The closing costs include the legal fees for all the drafting and conclusion of closing documents that are part of this Agreement, any addendums or extensions thereto, the registration stamps, and the notary fees. The Legal Expenses may be paid by deposit in Antonio’s account on the Closing Date, according to the following wiring instructions:

Beneficiary’s name: ANTONIO MAKLOUF.

Account Number: 1320401134

ABA#: ABA 0407

Swift code: WFBIUS6S

Bank: Wells Fargo Bank N.A

The capital gain tax, if applicable, will be paid by Seller, as well as the 4% commission to Antonio for his services as the broker of this Agreement, in an amount of US$56,480.00 (the “Broker Fee”). The Broker Fee will be paid by the Escrow Agent on behalf of Seller, by deposit in Antonio’s account in Switzerland, according to the following wiring instructions:

Beneficiary’s name: ANTONIO MAKLOUF COTO.

Account Number: 1657955.001

IBAN #: CH6108757000012934896

Swift code: VONTCHZZ

Bank: Citibank N.A., New York

CITIUS33XXX

FW: 021000089

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The New Loan will cause additional closing costs and fees. The Company shall pay the costs and expenses for maintaining the New Loan, including, but not limited to, the annual trustee fee. Each Party shall pay their own respective attorneys’ fees, and split any other fees equally, in the preparation of the new Loan documents.

4. Initial Closing Considerations. On the Initial Closing Date, the following shall occur or shall have occurred, and shall be delivered as stated below:

A. Seller, the Company, and/or Poas, as applicable, shall provide evidence satisfactory to Purchaser of all actions included in the Bank Loan Assumption, including, but not limited to, evidence that the Company will be released from all obligations related to the Bank Loan and that the Company will own the Property in fee simple on the Second Closing Date.

B. Seller and Purchaser shall instruct the Escrow Agent to pay the Broker Fee in accordance with Section 3.

C. The Company shall provide evidence satisfactory to Purchaser that the Company is in good standing in all jurisdictions where the Company is authorized or qualified to do business.

D. Seller shall provide evidence satisfactory to Purchaser that Seller is in good standing in all jurisdictions where Seller is authorized or qualified to do business.

E. Seller shall provide evidence satisfactory to Purchaser of the resignations of all directors and officers of the Company requested by Purchaser effective as of the Closing.

F. Seller or the Company, as applicable, shall provide evidence satisfactory to Purchaser that the Books and Records (as defined below) of the company have been amended to reflect Purchaser as owning the Purchased Shares, and Seller owning 20.00% of the issued and outstanding equity interest of the Company (totaling 100% of the issued and outstanding equity interest in the Company).

G. Seller shall provide original certificates of stock evidencing the Purchased Shares to Purchaser.

H. Purchaser shall have deposited an amount of US$1,412,000.00 (the “Escrow Amount”) with Bell Nunnally & Martin LLP (“Escrow Agent”).

I. Seller and Purchaser shall enter into that certain Shareholders Agreement, of even date herewith.

J. The Company shall enter into that certain Operation & Maintenance Agreement, of even date herewith (the “Operation Agreement”) for the purpose of the Company contracting with a third party manager of the Business.

K. Seller or the Company shall provide evidence satisfactory to Purchaser (including, but not limited to, certified filings of same) that the permits necessary to operate the Business are effective as the Initial Closing Date, and are valid through February 4, 2036 (the “Permits”).

L. Seller shall provide a written consent of all of its current shareholders permitting the Seller to consummate the transactions contemplated by this Agreement, and providing Eduardo and Roberto’s authority to execute this Agreement and the Ancillary Documents on behalf of the Seller.

M. Such other documents as Purchaser may reasonably request and which are required to facilitate the consummation of any of the transactions contemplated by this Agreement.

Failure to provide any of the above documents, evidence, or payments on the Initial Closing Date shall be a material breach of this Agreement, and the non-breaching Party may terminate this Agreement upon written notice and seven days opportunity to cure, without any liability or other payment to the breaching Party. Upon Purchaser’s and Seller’s satisfaction that the above requirements have been met, Purchaser and Seller shall cause the Escrow Agent to release US$500,000.00 of the Escrow Amount to Banco Promerica in accordance with the instructions attached hereto as Exhibit B (the “First Payment”). Seller shall pay Banco Promerica the outstanding amount in excess of the US$500,000.00 paid by the Purchaser to Banco Promerica, to pay to totality of the loan granted to TORO by Banco Promerica.

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5. Second Closing Consideration. On the Second Closing Date, the following shall occur or shall have occurred, and shall be delivered as stated below:

A. Seller, the Company, and/or Poas, as applicable, shall provide evidence satisfactory to Purchaser of all actions included in the Bank Loan Assumption, including, but not limited to, evidence that the Company has been released from all obligations related to the Bank Loan and that the Company owns the Property in fee simple.

B. Purchaser shall execute and deliver to Seller a corporate consent for the Company for the specific purpose of executing documents for, and facilitation the transaction of, the New Loan.

C. The Company and Poás shall execute the New Loan (including, but not limited to, the Guaranty Trust), and provide evidence thereof to Purchaser.

D. Such other documents as Purchaser may reasonably request and which are required to facilitate the consummation of any of the transactions contemplated by this Agreement.

Failure to provide any of the above documents, evidence, or payments on the Second Closing Date shall be a material breach of this Agreement, and the non-breaching Party may terminate this Agreement upon written notice and seven days opportunity to cure, without any liability or other payment to the breaching Party, and shall be entitled to the return, as applicable, of the Escrow Amount or the certificates of stock evidencing the Purchased Shares. Upon Purchaser’s and Seller’s satisfaction that the above requirements have been met Purchaser and Seller shall cause the Escrow Agent to release the Purchase Price, less the First Payment, via wire transfer to Seller, in accordance with the instructions attached hereto as Exhibit B.

6. Representations and Warranties of the Seller, the Company, and Poas. Seller, the Company, and Poas hereby jointly and severally represent and warrant to Purchaser that, as of the Closing:

A. The Company is a corporation with ID number 3-101-676076, is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate power and authority required to own the Property and to carry on the Business as presently conducted, and is duly qualified to transact the Business in each jurisdiction in which the nature of the Business requires such qualification. The Company has all requisite power and authority to consummate the terms and provisions of this Agreement and the Ancillary Documents to which it is a party.

B. Poas is a corporation with ID number 3-101-017680, is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate power and authority required to assume the Bank Loan, and is duly qualified to transact the Business in each jurisdiction in which the nature of the Business requires such qualification. Poas has all requisite power and authority to consummate the terms and provisions of this Agreement and the Ancillary Documents to which it is a party.

C. The Company, Poas, and Seller have taken all necessary action to approve this Agreement and all other agreements, contracts, instruments and other items (collectively, the “Ancillary Documents”) to be executed by it in connection with this Agreement, to execute and deliver this Agreement and the Ancillary Documents, and to execute and deliver such further documents as are necessary and proper to consummate the terms and provisions of this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents to which the Company, Poas, or Seller is a party, will, when executed, constitute a valid and legally binding obligation of each the Company, Poas, and Seller, enforceable in accordance with its terms and conditions.

D. Neither the execution and delivery of this Agreement or any Ancillary Document nor the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will (A) conflict with or result in any breach or default of any of the terms or conditions of or constitute a default under or result in the creation of any lien under: (i) the governing documents, if and as amended, of the Company; (ii) any note, agreement, indenture, mortgage, deed of trust, lease, contract, agreement, license or other instrument or obligation, including, but not limited to, the Bank Loan, to which the Company or Seller is a party, or to which the Company’s or Seller’s assets are bound; or (iii) any judgment, order, decree, ruling, injunction, license, permit, law, rule or regulation of any court, governmental authority or arbitrator in any proceeding that the Company or Seller is a party; (B) require a consent or waiver of any person; or (C) affect the normal operation and Permits of the Business, including, but not limited to, the denial or loss of any Permit or any other relationship with local authorities.

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E. Seller holds all right, title and interest in and to the Shares, free and clear of any restriction, mortgage, pledge, lien, charge, security interest, encumbrance, objection or joint ownership (collectively, “Liens”). Upon the sale, assignment, transfer and conveyance of the Purchased Shares to Purchaser as contemplated under this Agreement, there will be vested in Purchaser good and valid title to the Purchased Shares, free and clear of all Liens. The Purchased Shares represent 80% of the issued and outstanding equity interest of the Company on a fully diluted basis.

F. Other than this Agreement, neither the Company, nor Seller is a party to or otherwise bound by any agreement or understanding in any way relating to the direct or indirect sale or transfer of the Shares to any other person or any similar transaction.

G. No person, other than Purchaser has any agreement or option, or any right capable of becoming an agreement or option for the direct or indirect sale or transfer from the Company or Seller of any of the Shares or any interest thereon.

H. There is no civil or criminal litigation, arbitration, mediation or other action, suit, claim, demand, summons, citations or subpoena or inquiry of any kind or nature whatsoever, civil, criminal, regulatory or otherwise, at law or in equity (“Proceeding”) pending, or to Seller’s knowledge, threatened against the Company or Seller and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or any of the Ancillary Documents.

I. Other than the New Loan, the Company has no other Liabilities. To Seller’s knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with or result in a breach of, or give any member of the Company or any other person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or payment under, or to cancel, terminate or modify, any lease, loan agreement or contract evidencing any Liability of the Company. “Liability” shall mean any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such entity.

J. The Company has good and valid title to, or a valid lease interest in, all assets, items of tangible personal property, intellectual property and other rights, currently owned or leased by the Company, free and clear of any and Liens. All such properties, assets and rights of the Company were sufficient for the continued conduct of the Business immediately prior to the Closing, and constitute all of the rights, properties and assets necessary or used to conduct the Business as currently conducted by the Company. All operations of the Business are conducted through the Company.

K. The Books and Records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects. At the Closing, all Books and Records and any other business records will be in the possession of the Company. “Books and Records” shall mean originals, or copies where appropriate, of (A) the financial statements of the Company; (B) all records and lists of the Company pertaining to the assets of the Company; (C) all records and lists pertaining to the suppliers or personnel of the Company; (D) all service and marketing plans of the Company; (E) all of the Company’s books, ledgers, files, reports, plans, drawings, data, test results, reports and operating records of every kind; and (F) the legal stock ownership ledger of the Company.

L. The Company and Seller have duly and timely filed with all governmental authorities all tax returns that they were required to file with respect to the Business in each jurisdiction in which the Business conducts operations.

M. The Permits are valid through 2036 and necessary for the operation of the Business, and the Company possesses all right, title and interest in and to all of the Permits.

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N. The Company is in compliance with all legal requirements that are applicable to it or to the conduct of the Business. The Company has not received any written notice or other communication in writing, or orally from any governmental authority or any other person or entity regarding any actual, alleged, possible or potential violation of, or failure to comply with, any legal requirement, or regarding any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all of or any portion of the cost of, any remedial action of any nature by reason of a violation of a legal requirement. Assuming the accuracy of the Company’s and Seller’s representations and warranties hereunder, the transactions entered into in connection with this Agreement shall comply with all applicable securities laws, including those related to restrictions on securities transfers.

O. There are no outstanding powers of attorney executed on behalf of any of Seller or the Company, or any of their affiliates.

P. The documents securing the New Loan shall not include the Equipment and any of Purchaser’s personal property as collateral.

Q. Seller and the Company currently possess the Property, and, together with their predecessors in possession, have had possession of the Property for more than ten years as owners, in a public, peaceful and uninterrupted way. There have not been any conflicts, claims or rights of third parties regarding such possession of the Property.

R. The Company, following the Bank Loan Assumption, currently owns, enjoys and has full and complete use of the Property. The Property is free of all types of Liens, except for those currently filed in the Registro Nacional.

S. No other agreement, other than this Agreement, is valid or in effect as of the Effective Date related in any way whatsoever to the Property, nor does Seller or the Company have outstanding obligations or promises in favor of any third party regarding the Property.

T. To Seller’s knowledge, there have been no infringements to the Forest Law (Law No. 7575), environmental law and/or similar regulations that would allow the Ministerio de Ambiente y Energía or other institutions to develop Proceedings against the Company and/or the Property.

U. There are no Proceedings in connection with the Property, and, to Seller’s knowledge, there are no third parties who may be planning to start a Proceeding in connection with the Property.

V. All assessed taxes pertaining to the Property and the Business have been fully paid.

W. The Property is free of all and any labor claims or of any type or kind, from any workers present or past in any way related to Seller, the Company, or the Property.

X. The Property is free of any and all types or species of livestock.

Y. The Property is not located within any National Park or Protection Area managed by any government institution (including, but not limited to, the Ministerio de Ambiente y Energía), that has been declared or is in the process of being declared as such.

Z. The Property has no restrictions imposed by the Ministry of Public Works and Transport, the National Housing and Urbanism Institute, the Ministerio de Ambiente y Energía, the respective Municipality and/or any other government institution, exception made of those established by law, which may limit the free and total exercise of all property rights by Purchaser in the Property (except for those related to the installation of utility lines and those established by law), and that the Property is not located totally or partially within a green area or playground area of any real estate development, nor is it affected by any limitations related to the construction of roads, streets or public roads, except those contained in the Law of Public Roads and Laws of the Republic of Costa Rica.

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AA. To Seller’s knowledge, all buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included on the Property, including, but not limited to, the water turbine generators, (i) are in reasonably good condition, working order, and repair (ordinary wear and tear excepted), (ii) are sufficient for the operation of the Business, (iii) have at all times been maintained, serviced, and operated in accordance with the manufacturer’s recommendations; and (iv) have no pending service or maintenance as of the Initial Closing Date.

For the purposes of this Agreement, references to “Seller’s knowledge” and similar references shall mean the actual knowledge of the directors and officers of Seller, and knowledge that such directors and officers of Seller would reasonably have obtained after making reasonable due inquiry. The representations and warranties stated under this Agreement shall remain true and valid for a period of five years following the Closing Date.

7. Representations and Warranties of the Purchaser. Purchaser hereby represents and warrants to Seller that, as of the Closing:

A. The Purchaser is a limited liability company registered in the State of Delaware duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, has all corporate power and authority required to execute this Agreement and all the other transactions surrounding this Agreement. The Purchaser has all requisite power and authority to consummate the terms and provisions of this Agreement and the Ancillary Documents to which it is a party.

B. The Purchaser has taken all necessary action to approve this Agreement and all Ancillary Documents to be executed by it in connection with this Agreement, to execute and deliver this Agreement and the Ancillary Documents, and to execute and deliver such further documents as are necessary and proper to consummate the terms and provisions of this Agreement and the Ancillary Documents. This Agreement and the Ancillary Documents to which the Purchaser is a party, will, when executed, constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms and conditions.

C. Other than this Agreement, the [PURCAHSER] is not a party to or otherwise bound by any agreement or understanding in any way relating that may impede Purchaser’s ability to purchase the Purchased Shares.

8. Other Covenants.

A. Within three days after the Closing Date, the Bitcoin mining equipment (excluding transformers) currently in existence on the Property will be removed from the Property by Seller at Seller’s sole cost and expense.

B. All accounts receivables or accounts payable related to any contract, loan and/or civil liability of the Company prior to the Initial Closing Date shall be entirely to the expense or benefit of the Seller.

C. Within three days after the Closing Date, Seller shall deposit in the Company´s banking account US$20,000.00, and Purchaser shall deposit US$80,000.00, as initial working capital for the Company.

D. EDUARDO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0658-0080 and ROBERTO KOPPER ORLICH, bearer of the Costa Rican ID number: 1-0626-0527, hereby agree to be jointly and severally personally liable to Purchaser for any breach of Sections 6.E. and 6.J. of this Agreement by Seller, or if Seller fails to legally transfer 80% of the issued and outstanding equity interest of the Company to Purchaser.

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E. Seller shall, within five business days of written request from Purchaser, remove, or cause to be removed, the bitcoin operations currently in existence on the Property and disconnect them from the electric system.

F. In the event any of the buildings, structures, improvements, fixtures, building systems and equipment, and all components thereof, included on the Property, including, but not limited to, the water turbine generators, require regular maintenance, service, or other repair within six months of the Initial Closing Date in excess of $5,000.00, in addition to any other remedy at law or in equity Purchaser or the Company may have, Seller shall pay for one-half of any such expenditure to complete such regular maintenance, service, or other repair.

9 Agreement to Operate the Business. In conducting the Business subsequent to the Closing Date, Seller and Purchaser agree to manage the following aspects of the Company with respect to the Business:

A. Obligations of the Purchaser:

1. Within three months from Second Closing Date, the Purchaser shall cause to be delivered at the Company´s site, and at the Company’s expense, the following equipment and infrastructure for up to one MW of Bitcoin Mining, including, but not limited to, the following (collectively, the “Equipment”): (i) application specific integrated circuits, used to process transactions on the Bitcoin network, together with 288 miners (of the Ant Miner S19 or S19J Pro model, or, if unavailable, the S19 or S19J non-Pro model); and (ii) one DELV Modular Mining Pods (Outdoor/3R enclosure), which includes all panel boards, breakers, racking, wiring, and fans for cooling. The Parties shall engage a Capital Call under the Shareholder Agreement, or otherwise contribute the necessary funds to the Company, in order to pay for the Equipment.

2. Manage financial/accounting/reporting of the Business, and manage cash distributions from the Company to its shareholders on not less than a 90-day basis;

3. Provide guidance or recommendations regarding updates on mining technology advancements/model updates.

4. Provide recommendations on firmware, pools, OTC liquidity partners, etc.

5. Provide guidance on best practices and strategy on mining operations as appropriate.

6. Contribute pro-rata share of future capital to the Company as development progresses.

B. Obligations of the Seller:

1. Provide recommendations and guidance for the necessary management and operations of the new Bitcoin mining hardware equipment and the associated infrastructure required for operations with the capability to run on a 24 hour per day, 7-day per week basis utilizing hydroelectric power.

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2. Assure Permits remain valid and up to date for so long as the Business is operational and legally possible.

3. Provide guidance on physical location of land to house biomass operation and mining operation.

4. Provide guidance on specific transformers required.

5. Provide guidance on electrical requirements and/or referral to electrical engineers or electrical contractors as needed.

6. Logistics coordinator for shipping/receiving.

7. Provide necessary qualified personnel for operations of the mining operations.

8. Facilitate “Train the trainer” model training for miner maintenance and hosting, or provide contractors to facilitate training as needed.

9. Continue and properly manage the cordial working relationship with the National Park Service surrounding the Property.

10. Assist in negotiating any power purchase agreements or co-location/hosting agreements necessary with third party companies

11. Contribute pro-rata share of future capital to the Company as development progresses.

10. Miscellaneous.

A. Captions and Headings. The captions and article headings contained in this Agreement are for convenience and reference only and in no way, define, describe, extend or limit the scope or intent of this Agreement nor the intent of any provision hereof.

B. No Waiver. No waiver of any provision of this Agreement shall be effective unless it is in writing, signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it is related and shall not be deemed to be a continuing or future waiver.

C. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement. PDFs and electronic signatures shall be effective.

D. Binding Effect. This Agreement shall apply to the benefit of and shall be binding upon the parties hereto and their corresponding heirs, personal representatives, successors and assignees.

E. Governing Law. This Agreement shall be construed and interpreted according to the laws of the Republic of Costa Rica. All actions or causes arising out of this Agreement shall be brought in the city of San Jose, province of San Jose, Republic of Costa Rica.

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F. Entire Agreement. This Agreement and the Exhibits attached hereto contain the entire agreement between the parties. There are no promises, agreements, conditions, undertakings, warranties or representations, oral or written, expressed or implied between the parties’ other than as herein set forth. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

G. Assignment. This Agreement is freely assignable by Purchaser to an entity or person that Purchaser may elect. Seller agrees to close with Purchaser’s successor, assignee or nominee, provided that the assignee accepts and respects all terms and conditions of this Agreement.

H. Further Assurances. In addition to the foregoing, the parties hereto, at the time and from time to time at or after the Closing Date, upon request of Purchaser or of Seller, as the case may be, agree to do, execute, acknowledge, and deliver all such further acts, deeds, assignments, transfers, conveyances, applications, authorizations, petitions, filings, powers of attorney and assurances as may be required for the most efficient and legally effective execution of the transactions contemplated to in this Agreement.

I. Arbitration. All disputes, claims, differences or controversies arising out of or in relation to any aspect of this Agreement, its performance, liquidation, interpretation, validity or any breach thereof shall be resolved by a conciliation and an arbitration of law at the request of any of the parties in accordance with the bylaws of the International Center for Conciliation and Arbitration of the American-Costa Rican Chamber of Commerce (“CICA”). The parties hereby agree to submit voluntarily and unconditionally to its rules and bylaws and claim knowledge thereof. The laws of Costa Rica shall govern the conflict. The conciliation will be held by a proper officer from CICA and will be a process of two consecutive meetings intended to try to reach a conciliatory agreement among the parties. It will take place at the offices of CICA in San Jose, Republic of Costa Rica. Should the conciliation process fail, the arbitration shall take place at CICA in San José, Republic of Costa Rica. Each of the parties shall be entitled to appoint one arbitrator from the CICA’s list, and the third arbitrator shall be appointed by the chosen arbitrators. These three arbitrators shall decide the matters that are subject to the arbitration procedure. The award rendered pursuant to such arbitration shall be in writing, final, and binding and conclusive upon and between the parties. It shall have no further recourse, except for those provided for review and nullity. Once it is rendered and is final, it will produce the effects of res judicata and the parties shall comply with the award without delay. Costs related to the arbitration procedure and arbitrators shall be borne by the parties in equal proportion as the arbitration procedure advances, unless the arbitration tribunal decides otherwise.

J. Joint Negotiations. The parties have participated jointly in the negotiation, drafting and review of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

K. Notices. Any notice, instrument, or other communication required or permitted to be given by one of the parties to the other under this Agreement shall be in both the Spanish and English language. Any Party to this Agreement may change the address to which communications are to be directed by giving written notice to the other parties pursuant to this Section. While notices and communications between the parties hereto may be copied to the third parties such as legal advisors, failure to provide copies to such third parties shall not constitute a failure to provide sufficient notice pursuant to this Agreement. For the purposes of this Agreement, any notice shall be shall be deemed given: (a) on the date established by the sender as having been delivered personally, (b) on the date delivered by a private courier as established by the sender by evidence obtained from the courier, (c) on the date sent by facsimile or electronic mail, with confirmation of receipt, if sent prior to 5:00 p.m. Costa Rica time, or if sent later, then on the next business day, or (d) on the fifth business day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

Purchase and Sale Agreement – Page 10

If to Seller:

CENTRAL AMERICA GREEN INC.

Apartado 80-4059

San Pedro de Poas

Alajuela, Costa Rica

Attn: Eduardo Kopper

Email: ek@sunshine.tech

If to Purchaser:

CRYPTORICA, LLC

8533 Midway Rd.

Dallas, Texas 75209

Attn: Gary C. Evans

Email: gevans@genhempinc.com

With a copy to (which shall not constitute notice):

Bell Nunnally & Martin LLP

2323 Ross Ave, Suite 1900

Dallas, Texas 75201

Attn: Larry L. Shosid, Esq.

If to the Company:

TORO ENERGIA SOCIEDAD ANONIMA

Apartado 80-4059

San Pedro de Poas

Alajuela, Costa Rica

Attn: Eduardo Kopper

Email: ek@sunshine.tech

If to Poas:

POAS ENERGÍA SOCIEDAD ANONIMA

Apartado 80-4059

San Pedro de Poas

Alajuela, Costa Rica

Attn: Eduardo Kopper

Email: ek@sunshine.tech

[Signature Page Follows]

Purchase and Sale Agreement – Page 11

IN WITNESS WHEREOF, each of the parties have caused this Agreement to be duly executed by their respective authorized representatives as of the Effective Date, in Panama City, Panama.

CENTRAL AMERICA GREEN INC.,
a Belize City International Business Company, Registered under the International Business Companies Registry number 61.608

By:
EDUARDO KOPPER ORLICH, President

CRYPTORICA, LLC,
a Delaware Limited Liability Company

By:
Gary C. Evans, Manager

TORO ENERGIA SOCIEDAD ANONIMA,
a Costa Rican corporation with ID number: 3-101-676076

By:
EDUARDO KOPPER ORLICH, President

By:
ROBERTO KOPPER ORLICH,
Vice President

POÁS ENERGÍA SOCIEDAD ANONIMA
a Costa Rican corporation with ID number: 3-101-017680

By:
EDUARDO KOPPER ORLICH, President

By:
ROBERTO KOPPER ORLICH,
Vice President

EDUARDO KOPPER ORLICH, individually, with Costa Rican ID number: 1-0658-0080, and solely with respect to Section 8.D.

ROBERTO KOPPER ORLICH, individually, with Costa Rican ID number: 1-0626-0527, and solely with respect to Section 8.D.

Purchase and Sale Agreement – Page 12

Exhibit A

Payment Instructions

PAYEE	AMOUNT	WIRE INSTRUCTIONS
Central America Green Inc.	US$912,000.00
Banco Promerica	US$500,000.00

Purchase and Sale Agreement – Exhibit A